EXECUTION COPY







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                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                    Depositor

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee

                               -------------------

                                POOLING AGREEMENT
                               -------------------

                          Dated as of November 2, 2000

                               -------------------

                                  $719,966,000

                 MLMI Resecuritization Pass-Through Certificates

                                 Series 2000-WM1


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


                                TABLE OF CONTENTS

                                    Article I
                                   DEFINITIONS


                                   Article II
           CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1 Conveyance of Trust Fund..........................................17
Section 2.2 Acceptance by Trustee.............................................18
Section 2.3 Representations and Warranties of the Depositor...................18
Section 2.4 Actions in the Event of Breaches of Representations
              and Warranties under the Purchase and Sale Agreement............19
Section 2.5 Authentication and Delivery of Certificates; Designation
              of Certificates as REMIC Regular and Residual Interests.........20
Section 2.6 Designation of Startup Day........................................20
Section 2.7 No Contributions..................................................20

                                   Article III
                     ADMINISTRATION OF THE POOLED SECURITIES

Section 3.1 Administration of the Trust and the Pooled Securities.............20
Section 3.2 Collection of Monies..............................................21
Section 3.3 Establishment of the Certificate Account; Deposits Therein........21
Section 3.4 Permitted Withdrawals from the Certificate Account................22
Section 3.5 Distributions.....................................................22
Section 3.6 Trustee Compensation..............................................24
Section 3.7 Distribution Reports to the Trustee...............................24
Section 3.8 Statements to Certificateholders and Rating Agencies..............24
Section 3.9 Access to Certain Documentation and Information...................28
Section 3.10 Calculation of Amount to be Distributed..........................28
Section 3.11 REMIC-Related Covenants..........................................28
Section 3.12 [Reserved].......................................................28
Section 3.13 Prohibited Transactions Taxes and Other Taxes....................28
Section 3.14 Tax Administration...............................................29
Section 3.15 Appointment of Paying Agent and Certificate Administrator........30

                                   Article IV
                                THE CERTIFICATES

Section 4.1 The Certificates..................................................30
Section 4.2 Certificates Issuable in Classes, Distributions of
              Principal and Interest, Authorized Denominations................35
Section 4.3 Registration of Transfer and Exchange of Certificates.............35
Section 4.4 Mutilated, Destroyed, Lost or Stolen Certificates.................36
Section 4.5 Persons Deemed Owners.............................................36
Section 4.6 Temporary Certificates............................................37
Section 4.7 Book-Entry for Book-Entry Certificates............................37
Section 4.8 Notices to Clearing Agency........................................38
Section 4.9 Definitive Certificates...........................................38
Section 4.10 Office for Transfer of Certificates..............................39

                                    Article V
                                  THE DEPOSITOR

Section 5.1 Liability of the Depositor........................................39
Section 5.2 Merger or Consolidation of the Depositor..........................39
Section 5.3 Limitation on Liability of the Depositor and Others...............39

                                   Article VI
                             CONCERNING THE TRUSTEE

Section 6.1 Duties of Trustee.................................................40
Section 6.2 Certain Matters Affecting Trustee.................................42
Section 6.3 Trustee Not Required to Make Investigation........................42
Section 6.4 Trustee Not Liable for Certificates or Pooled Securities..........43
Section 6.5 Trustee May Own Certificates......................................43
Section 6.6 Indemnification of Trustee........................................43
Section 6.7 Eligibility Requirements for Trustee..............................44
Section 6.8 Resignation and Removal of Trustee................................44
Section 6.9 Successor Trustee.................................................44
Section 6.10 Merger or Consolidation of Trustee...............................45
Section 6.11 Appointment of Co-Trustee or Separate Trustee....................45
Section 6.12 Appointment of Custodians........................................46
Section 6.13 Authenticating Agent.............................................46
Section 6.14 Third Party Data Providers.......................................47
Section 6.15 Reports to Securities and Exchange Commission....................47

                                   Article VII
                                   TERMINATION

Section 7.1 Termination upon Liquidation of All Pooled Securities.............48
Section 7.2 Trusts Irrevocable................................................49
Section 7.3 Additional Termination Requirements...............................49
Section 7.4 Mandatory Liquidation Event.......................................49
Section 7.5 Early Liquidation Event...........................................50

                                  Article VIII
                            MISCELLANEOUS PROVISIONS

Section 8.1 Amendment.........................................................51
Section 8.2 Limitation on Rights of Certificateholders........................52
Section 8.3 Governing Law; Jurisdiction.......................................53
Section 8.4 Notices...........................................................53
Section 8.5 Severability of Provisions........................................53

                                    EXHIBITS

Exhibit A   -   Form of Regular Interest Certificates
Exhibit B   -   Form of Residual Certificate
Exhibit C   -   Schedule of Planned Balances of the Class A-2 Certificates
Exhibit D   -   Schedule of Pooled Securities
Exhibit E   -   Form of Transferor Certificate
Exhibit F   -   Form of Transferee Affidavit and Agreement
Exhibit G   -   Form of Class B Transferee Certificate
Exhibit H   -   Form of Purchase and Sale Agreement
Exhibit I   -   Form of Elective Purchase Agreement
Exhibit J   -   Form of Conditional Asset Purchase Agreement

              This Pooling Agreement, dated and effective as of November 2, 2000 (this "Agreement"), is executed by and between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), and Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

                              PRELIMINARY STATEMENT

              The Depositor at the Closing Date is a party to the Purchase and Sale Agreement, the Elective Purchase Agreement and the Conditional Asset Purchase Agreement (collectively, the "Assigned Agreements") and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, (A) the Depositor will assign the Assigned Agreements to the Trustee in trust for the benefit of Certificateholders; (B) the Trustee will execute and authenticate the Certificates; (C) the Trustee will, at the direction of the Depositor, deliver the Class A-1 and Class A-2 Certificates to the Underwriter in exchange for a cash purchase price therefor; (D) the Trustee will deliver such proceeds and the Class B and Class R Certificates to the Seller pursuant to the Purchase and Sale Agreement in exchange for the Pooled Securities; and (E) the Trustee will hold such Pooled Securities in trust for the benefit of Certificateholders and apply payments received thereon and the proceeds of disposition thereof in accordance with the terms of this Agreement. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Pooled Securities and the issuance of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Pooled Securities are for the benefit of the Holders from time to time of the Certificates. The Depositor is entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

              The Certificates (other than the Class B and Class R Certificates) issued hereunder have been offered for sale pursuant to a Prospectus Supplement, dated October 31, 2000 (the "Prospectus Supplement"), to a Prospectus, dated January 27, 2000 (together with the Prospectus Supplement, the "Prospectus") of the Depositor. The Trust Fund created hereunder is intended to be the "Trust" as described in the Prospectus and the Certificates are intended to be the "Certificates" described therein.

              As provided herein, the Trustee will elect to treat the Trust Fund consisting of the Pooled Securities and other related assets subject to this Agreement as a REMIC for federal income tax purposes. The Class A-1, Class A-2 and Class B Certificates will represent the "regular interests" and the Class R Certificate will represent the sole class of "residual interests" in the REMIC for purposes of the REMIC Provisions under federal income tax law.

              The following table irrevocably sets forth the designations, the Remittance Rate, initial Class Principal Balance and Final Scheduled Distribution Date for each Class of Certificates which together constitute the entire beneficial ownership interest in the REMIC. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

                 Initial Class           Remittance             Final Scheduled
Designation      Principal Balance          Rate               Distribution Date
-----------      -----------------       ----------            -----------------
Class A-1          $474,297,000              (1)               November 27, 2001
Class A-2           158,099,000             6.68%              November 27, 2001
Class B              87,270,000            6.5%(2)             November 27, 2001
Class R                N/A                   N/A               November 27, 2001
----------------
1   The Remittance Rate for the Class A-1 Certificates is equal to LIBOR plus
    0.03%.

2 Interest on the Class B Certificates will accrue at the Remittance Rate therefor and will be added, on each Distribution Date, to the Class Principal Balance thereof.



                               W I T N E S S E T H

              In consideration of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

              Acquired Mortgage Asset: Any Underlying Mortgage Loan or related Mortgaged Property acquired and to be serviced and administered on behalf and for the benefit of the Trustee, as Pooled Securityholder, and the other holders of the related Underlying Series, all in accordance with the related Underlying Agreements.

              Affiliate: With respect to any specified Person, any other Person controlling or controlled or under common control with such specified Person. For the purposes of this definition, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Depositor to determine whether any Person is an Affiliate of such party.

              Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of all Classes of the Certificates.

              Agreement: This Pooling Agreement and all amendments and supplements hereto.

              Assigned Agreements: The Purchase and Sale Agreement, the Elective Purchase Agreement and the Conditional Asset Purchase Agreement, collectively.


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              Authenticating Agent: Any authenticating agent appointed by the
Trustee pursuant to Section 6.13.

              Authorized Denomination: With respect to the Certificates (other than the Class R Certificate), an initial Certificate Principal Balance equal to $25,000 each and integral multiples of $1,000 in excess thereof (except that one Certificate of each Class may be issued in a denomination that is not an integral multiple thereof). With respect to the Class R Certificate, one Certificate with a Percentage Interest equal to 100%.

              Available Funds: With respect to any Distribution Date, the aggregate amount on deposit in the Certificate Account (after permitted withdrawals therefrom pursuant to Section 3.4 hereof, which permitted withdrawals include withdrawals in respect of any investment income earned on amounts on deposit in such account, Trustee Fees, and any expense reimbursements and indemnity payments payable from the Trust Fund in accordance with the terms of this Agreement) for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee as of the immediately preceding Pooled Security Distribution Date.

              Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a DTC Participant or an Indirect DTC Participant or a Person holding a beneficial interest in any Definitive Certificate.

              Book-Entry Certificates: The Certificates (other than the Class B Certificates and the Class R Certificate) beneficial ownership and transfers of which shall be made through book entries as described in Section 4.7.

              Business Day: Any day other than a Saturday, a Sunday, or a day on which banking institutions are authorized or obligated by law or execution order to be closed in Minneapolis, Minnesota, Columbia, Maryland and, if the applicable Business Day relates to the determination of LIBOR, on which dealings are carried on in the London interbank market.

              Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibits A and B hereto.

              Certificate Account: As defined in Section 3.3(a).

              Certificate Administrator: As defined in Section 3.15.

              Certificate Distribution Amount: For any Distribution Date, provided that no Mandatory Liquidation Event or Early Liquidation Event has occurred, the Available Funds shall be distributed to the related Certificates (other than the Class R Certificate) in the following order of priority:

              first, the Interest Accrual Amount on the Class A-1 and Class A-2 Certificates, pro rata, on such Distribution Date, plus any unpaid Interest Accrual Amount on the Class A-1 and Class A-2 Certificates for any prior Distribution Date, without any additional interest on such unpaid amounts;



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

              second, principal of the Class A-2 Certificates until the principal of the Class A-2 Certificates has been reduced to the Class A-2 Planned Balance for such Distribution Date, as set forth on Exhibit C hereto but, in any event, not in excess of the Principal Distribution Amount for such Distribution Date;

              third, principal of the Class A-1 Certificates, up to the Principal Distribution Amount remaining after the distribution made in the preceding clause "second", until the Class Principal Balance of such Class has been reduced to zero;

              fourth, principal of the Class A-2 Certificates, up to the Principal Distribution Amount remaining after the distributions made in the preceding clauses "second" and "third", until the Class Principal Balance of such Class A-2 Certificates has been reduced to zero; and

              fifth, principal of the Class B Certificates, up to the Principal Distribution Amount remaining after the distributions made in the preceding clauses "second", "third" and "fourth" until the Class Principal Balance of such Class has been reduced to zero.


              Certificate Principal Balance: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

              Certificate Register and Certificate Registrar: The register maintained and the registrar appointed, respectively, pursuant to Section 4.3. Initially, the Certificate Registrar shall be Wells Fargo.

              Certficateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement at any time that any Class A-1 Certificate or Class A-2 Certificate remains outstanding, any Certificate registered in the name of the Depositor, the Seller, the Certificate Administrator or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percent Percentage Interests necessary to effect any such consent has been obtained; provided, however, that the Trustee, the Certificate Registrar and the Paying Agent may conclusively rely upon an Officer's Certificate to determine whether any Person is an Affiliate of the Depositor, the Seller or the Certificate Administrator.

              Certificateholders' Report: As defined in Section 3.8(a).

              Class: All Certificates having the same priority and rights to payment, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A and B.

              Class A-1 Certificates: The Certificate designated as "Class A-1" on the face thereof in substantially the form attached hereto as Exhibit A-1.

              Class A-2 Certificates: The Certificate designated as "Class A-2" on the face thereof in substantially the form attached hereto as Exhibit A-2.

              Class A-2 Planned Balance: With respect to any Distribution Date, the amount set forth opposite such date in Exhibit C attached hereto.

              Class B Certificates: The Certificate designated as "Class B" on the face thereof in substantially the form attached hereto as Exhibit A-3.

              Class Principal Balance: For any Class of Certificates (other than the Class R Certificate) the applicable initial Class Principal Balance set forth in the Preliminary Statement hereto, corresponding to the rights of such Class in payments of principal due to be passed through to Certificateholders from principal payments on the Pooled Securities, as reduced from time to time by distributions of principal to Certificateholders of such Class, and as increased on each Distribution Date (in the case of the Class B Certificates) by interest accruing thereon at the Class B Remittance Rate. The Class Principal Balance for the Class A-1 Certificates shall be referred to as the "Class A-1 Principal Balance", the Class Principal Balance for the Class A-2 Certificates shall be referred to as the "Class A-2 Principal Balance" and so on.

              Class R Certificate: The Certificate designated as "Class R" on the face thereof in substantially the form attached hereto as Exhibit D, which has been designated as the sole class of "residual interests" in the REMIC pursuant to Section 2.1.

              Class R Certificateholder: The registered Holder of the Class R Certificate.

              Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be DTC.

              Closing Date: November 2, 2000, which is the date of settlement of the sale of the Certificates to the initial purchasers thereof.

              Code: The Internal Revenue Code of 1986, as amended.

              Conditional Asset Purchase Agreement: The conditional asset purchase agreement dated as of November 2, 2000 between the Seller and the Depositor, relating to the agreement of the Seller to purchase, and the agreement of the Depositor (or the Trustee as assignee thereunder) to sell the Pooled Securities on November 20, 2001 if the Pooled Securities are not otherwise sold by the Depositor (or the Trustee as assignee thereunder), substantially in the form of Exhibit J hereto.

              Corporate Trust Office: The corporate trust office of the Trustee is located for the purpose relating to the transfer of Certificates at Wells Fargo Center, Sixth and Margurette, Minneapolis, Minnesota 55479-0113, Attn:
Corporate Trust Services - Merrill Lynch 2000 - WM1 and for all other purposes at 11000 Broker Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services - Merrill Lynch 2000-WM1.

              Custodial Agreement: The agreement, if any, among the Trustee and a Custodian providing for the safekeeping of the Pooled Securities on behalf of the Certificateholders.

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

              Custodian: A custodian which is appointed pursuant to a Custodial Agreement. Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Trustee. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

              Cut-Off Date: October 25, 2000.

              Data: As defined in Section 6.14.

              Defective Pooled Security: Any Pooled Security subject to repurchase by the Seller pursuant to Section 4(b) of the Purchase and Sale Agreement.

              Definitive Certificates: As defined in Section 4.7.

              Denomination: The amount specified on a Certificate as representing the aggregate Class Principal Balance evidenced by such Certificate.

              Depository Agreement: The Letter of Representations, dated October 31, 2000 by and among DTC, the Depositor and the Trustee.

              Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or its successor in interest.

              Depository: DTC or any successor thereto.

              Disqualified Organization: As defined in Section 4.1(b).

              Distribution Date: With respect to distributions on the Certificates, the second Business Day after the Major Underlying Distribution Date in each month, with the first such date being November 29, 2000.

              DTC: The Depository Trust Company.

              DTC Participant: A broker, dealer, bank, other financial institution or other Person for which DTC effects book-entry transfers and pledges of securities deposited with DTC.

              Early Liquidation Event: The occurrence of any one of the following events:

              (a) the Market Value of the Pooled Securities shall at any time be less than the greater of (i) 116% of the sum of the Class A-1 Class Principal Balance and the Class A-2 Class Principal Balance and (ii) the sum of the Class A-1 Class Principal Balance, Class A-2 Class Principal Balance and 108.7% of the Class B Class Principal Balance;

              (b) LIBOR (as determined as provided herein) for any Interest Accrual Period shall exceed 8.91% per annum; or

              (c) the Trust Fund or the trust created under this Agreement shall be required to register under the Investment Company Act of 1940, as amended.

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

              Elective Purchase Agreement: The elective purchase agreement dated as of November 2, 2000 between Seller and the Depositor, relating to the right of Seller to purchase the Pooled Securities on November 20, 2001, substantially in the form of Exhibit I hereto.

              Eligible Account: Any account or accounts held and established by the Trustee in trust for the Certificateholders at any Eligible Institution.

              Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency, or (ii) the approval of each Rating Agency.

              Eligible Investments: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date, except with respect to Eligible Investments made pursuant to paragraph (i) below which shall mature on the Distribution Date regardless of whether issued by the Depositor, the Trustee or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

              (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof; provided, however, that such obligations are backed by the full faith and credit of the United States of America;

              (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System; provided, however, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "AAA";

              (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank; provided, however, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency;

              (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency;

              (e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories;

              (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment; provided, however, that any such agreement must by its term provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

              (g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

              (h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Certificate Account;

              (i) units of taxable money market funds (including those for which the Trustee or any Affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

              (j) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities rated "AAA"; and

              (k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

              ERISA: The Employee Retirement Income Security Act of 1974, as amended.

              Exchange Act: The Securities Exchange Act of 1934, as amended.

              FHLMC: Federal Home Loan Mortgage Corporation, or any successor thereto.

              Final Scheduled Distribution Date: November 27, 2001.

              FNMA: Federal National Mortgage Association, or any successor thereto.

              Independent: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or any Affiliate thereof and (iii) is not connected with the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

              Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

              Interest Accrual Amount: For each Distribution Date and Class of Certificates (other than the Class R Certificate), the amount of interest accrued on the Class Principal Balance of such Class of Certificates at the Remittance Rate thereof during the Interest Accrual Period immediately prior to such Distribution Date. Interest on the Class A-1 Certificates will be calculated on the basis of the number of actual days elapsed during such Interest Accrual Period over a 360-day year. Interest on the Class A-2 Certificates and the Class B Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months (except that with respect to any partial Interest Accrual Period, interest shall be calculated on the basis of the number of days elapsed in such partial period).

              Interest Accrual Period: For the Class A-1 Certificates, with respect to each Distribution Date, the period beginning on and including the immediately preceding Distribution Date and ending on and including the calendar day immediately preceding such Distribution Date; provided that the initial Interest Accrual Period will be the period from the date of initial issuance of the Class A-1 Certificates to but excluding November 29, 2000. For the Class A-2 and Class B Certificates, with respect to each Distribution Date, the period beginning on the 27th day of the month preceding the Distribution Date and ending on and including the 26th day of the month in which such Distribution Date occurs.

              Interested Person: The Depositor, any Holder of a Certificate or any Affiliate of any such Person.

              LIBOR: For each Interest Accrual Period, the rate for deposits in United States dollars for a one-month period which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on the second Business Day prior to the commencement of such Interest Accrual Period, and if such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by certain reference banks selected by the Trustee at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a one-month period. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period. If on any LIBOR determination date, the Trustee is unable to determine one-month LIBOR, LIBOR for such Interest Accrual Period shall be LIBOR as determined on the previous LIBOR determination date; provided, however, that LIBOR for an Interest Accrual Period shall not be based on LIBOR for the previous Interest Accrual Period for three consecutive Interest Accrual Periods. If LIBOR for an Interest Accrual Period would be based on LIBOR for the previous Interest Accrual Period for the second consecutive Interest Accrual Period, the Trustee will select a comparable alternative index (over which the Trustee has no control) used for determining LIBOR that is calculated and published (or otherwise made available) by an independent third party.

              Loans: One- to four-family, conventional, fixed-rate, first lien mortgage loans or cooperative loans secured by shares in cooperative corporations, each of which loans back a Pooled Security.

              Majority Class Certificateholders: For any Class, the Holders of Certificates evidencing in the aggregate greater than 50% of the aggregate Percentage Interests of all the Certificates of such Class.

              Major Underlying Distribution Date: With respect to each month, the 25th day of the month or, if any such day is not a Business Day, the Business Day immediately succeeding such day.

              Mandatory Liquidation Event: As defined in Section 7.4.

              Market Value: As defined in Section 3.8(c)(ii).

              Moody's: Moody's Investors Service, Inc., or any successor thereto.

              Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note.

              Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

              Mortgaged Property: The real property, together with improvements thereto, or the shares of cooperative corporations securing the indebtedness of the Mortgagor under a Mortgage.

              Mortgagor: The obligor on a Mortgage Note.

              Non-U.S. Person: A Person that is not a U.S. Person.

              Notice of Final Distribution: With respect to the Pooled Securities, any notice provided pursuant to the related Underlying Agreement to the effect that final distribution on a Pooled Security shall be made only upon presentment and surrender thereof. With respect to a Class of Certificates, the notice to be provided pursuant to Section 7.1 to the effect that final distribution on such Class of Certificates shall be made only upon presentment and surrender thereof.

              Officer's Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

              Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Depositor, or any Affiliate of the Depositor, acceptable to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

              Other Pooled Security Distribution Date Information: With respect to any Pooled Security Distribution Date and the related Pooled Security for which a Pooled Security Distribution Date Statement has not been received by the Trustee as of the close of business on such Pooled Security Distribution Date, information obtained by the Trustee by such means as the Trustee deems reliable, including by telephone, fax or other electronic means, constituting all information with respect to such Pooled Security necessary to calculate the distribution to be made on the Certificates with respect to such Pooled Security.

              Ownership Interest: As defined in Section 4.1(b).

              Pass-Through Entity: As defined in Section 4.1(b).

              Paying Agent: As defined in Section 3.15.

              Percentage Interest: (a) With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, "Percentage Interest" shall mean the percentage undivided beneficial ownership interest evidenced by such Certificate of such Class, which percentage shall equal:

              (i) with respect to any Regular Interest Certificate, its Certificate Principal Balance divided by the applicable Class Principal Balance; and

              (ii) with respect to the Class R Certificate, the percentage set forth on the face of such Certificate.

              (b) With respect to the rights of each Certificate in connection with Sections 3.1, 4.9, 6.3, 6.8 and 8.1, "Percentage Interest" shall mean the percentage undivided beneficial interest evidenced by such Certificate in the Trust Fund, which for purposes of such rights only shall equal:

              (i) with respect to any Certificate the percentage calculated by dividing its Certificate Principal Balance by the Aggregate Certificate Principal Balance; and

              (ii) with respect to the Class R Certificate, zero.

              Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from the taxes imposed by chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from which the Trustee or the Certificate Registrar has not received an affidavit to the effect that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States", "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

              Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              Plan: As defined in Section 4.1(d)(i).

              Pooled Security: The residential mortgage-backed securities sold by the Seller to, and registered in the name of or held for the benefit of, the Trustee pursuant to the Purchase and Sale Agreement and as more particularly set forth on Exhibit D attached hereto (excluding therefrom, from and after the date of repurchase, any Defective Pooled Securities).

              Pooled Security Cut-Off Date Principal Balance: With respect to any Pooled Security, the principal balance of such Pooled Security remaining to be paid as of the close of business on the Cut-Off Date after deduction of all principal payments paid in respect of such Pooled Security (without duplication) on or before such date.

              Pooled Security Distribution Date: With respect to each Pooled Security, the day of the month on which distributions are made thereon.

              Pooled Security Distribution Date Information: With respect to any Pooled Security for which the related Pooled Security Distribution Date Statement is available on any Pooled Security Distribution Date, such Pooled Security Distribution Date Statement, and with respect to any Pooled Security for which the related Pooled Security Distribution Date Statement is not available on any Pooled Security Distribution Date, the related Other Pooled Security Distribution Date Information.

              Pooled Security Distribution Date Principal Balance: As of any Pooled Security Distribution Date with respect to any Pooled Security, the Pooled Security Cut-Off Date Principal Balance of such Pooled Security reduced by all principal payments received by the

Trustee in respect of such Pooled Security since the Pooled Security Distribution Date for which both the Pooled Security distribution and the related Pooled Security Date Information have been received by the Trustee as of such Pooled Security Distribution Date.

              Pooled Security Distribution Date Statement: Each report provided monthly to holders of Pooled Securities in connection with each Pooled Security Distribution Date pursuant to the related Underlying Agreement.

              Pooled Security Interest Rate: For any Pooled Security, the stated interest rate payable on such Pooled Security, as indicated in the related Pooled Security Distribution Date Information.

              Pooled Security Schedule: The schedule of Pooled Securities attached hereto as Exhibit D which shall set forth as to each Pooled Security the following, among other things:

              (i)     the issuer name;

              (ii)    the series;

              (iii)   the class;

              (iv)    the current trustee;

              (v)     the original principal balance;

              (vi)    the Pooled Security Cut-Off Date Principal Balance;

              (vii)   the Pooled Security Interest Rate; and

              (viii)  the CUSIP number of such Pooled Security.

              Pooled Securityholder: With respect to Pooled Securities in physical form, the registered holder of the Pooled Securities which, following the execution and delivery of this Agreement by the parties hereto and registration on the books of the applicable trustee with respect to the Underlying Series, shall be the Trustee for the benefit of the Certificateholders and with respect to Pooled Securities in book-entry form, the Trustee or its DTC Participant for the benefit of the Certificateholders.

              Pricing Service: As defined in Section 3.8(c)(ii).

              Principal Balance: At the time of any determination, the Pooled Security Cut-Off Date Principal Balance of a Pooled Security reduced by all principal payments received by the Trustee in respect of such Pooled Security since the Cut-Off Date.

              Principal Distribution Amount: With respect to any Distribution Date, the amount of principal paid on the Pooled Securities in the month in which such Distribution Date occurs.

              Purchase and Sale Agreement: The purchase and sale agreement dated as of November 2, 2000 between the Seller and the Depositor relating to purchase of the Pooled Securities by Depositor or the Trustee, as the Depositor's assignee pursuant to this Agreement, substantially in the form of Exhibit H hereto.

              Purchase Obligation: An obligation of the Seller to repurchase Pooled Securities under the circumstances and in the manner provided in Section 4(b) of the Purchase and Sale Agreement.

              Purchase Price: With respect to any Pooled Security to be purchased pursuant to a Purchase Obligation, an amount equal to the sum of the Principal Balance thereof, plus accrued and unpaid interest thereon, if any, to the last day of the calendar month in which the date of repurchase occurs at a rate equal to the applicable Pooled Security Interest Rate.

              Rating Agency: Moody's and S&P or their respective successors in interest.

              Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

              Realized Loss: A loss incurred on a defaulted Underlying Mortgage Loan, as reported on the related Pooled Security Distribution Date Statement.

              Record Date: For the Class A-1, Class A-2 and Class B Certificates, the close of business on the day immediately preceding the related Distribution Date.

              Regular Interest Certificates: The Certificates other than the Class R Certificate.

              REMIC: A real estate mortgage investment conduit, as such term is defined in the Code.

              REMIC Regular Interests: The regular interests in the REMIC constituting of the Trust Fund.

              REMIC Provisions: Sections 860A through 860G of the Code, related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

              Remittance Rate: For each Class of Certificates, the per annum rate set forth as the Remittance Rate for such Class in the Preliminary Statement hereto.

              Residual Certificate: The Class R Certificate hereby designated as the sole Class of "residual interests" in the REMIC for purposes of Section 860G(a)(2) of the Code.

              Residual Distribution Amount: With respect to each Distribution Date, the sum of the amount of interest income earned on any Eligible Investments in the Certificate Account, in excess of the Trustee Fee for that date, since the immediately preceding Distribution Date, plus any remaining Available Funds on deposit in the Certificate Account after making those distributions described in "Certificate Distribution Amount", and with respect to each Distribution Date after the date on which the Class Principal Balances of each Class of Certificates have been reduced to zero, any amounts remaining in the Certificate Account after all permitted withdrawals have been made therefrom.

              Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

              S&P: Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

              Securities Act: The Securities Act of 1933, as amended.

              Seller: Washington Mutual Bank or its permitted successors and assigns under the Purchase and Sale Agreement.

              Single Certificate: A Certificate with an original Certificate Principal Balance of $1,000.

              Tax Matters Person: The Holder of the Class R Certificate issued hereunder or any Permitted Transferee of such Class R Certificateholder shall be the initial "tax matters person" for the REMIC constituted by the Trust Fund within the meaning of Section 6231(a)(7) of the Code. For tax years commencing after any transfer of the Class R Certificate, the holder of the greatest Percentage Interest in the Class R Certificate at year end shall be designated as the Tax Matters Person with respect to that year. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder of such Authorized Denomination of the Class R Certificate that is not a Disqualified Organization shall be Tax Matters Person pursuant to Section 5.1(c). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

              Telerate Page 3750: means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

              Transfer: As defined in Section 4.1(b).

              Transferee: As defined in Section 4.1(b).

              Transferee Affidavit and Agreement: As defined in Section 4.1(c)(i)(B).

              Trust Fund: The corpus of the trust created pursuant to Section
2.1 of this Agreement. The Trust Fund consists of (i) the Assigned Agreements,
(ii) the Pooled Securities and all rights pertaining thereto and (iii) such assets as from time to time may be held by the Trustee, in trust for Certificateholders, including the Certificate Account.

              Trustee: Wells Fargo Bank Minnesota, National Association, or its successor in interest as provided in Section 6.9, or any successor trustee appointed as herein provided.

              Trustee Fee: An amount for each Interest Accrual Period and each related Distribution Date equal to one twelfth of the product of (a) the Trustee Fee Rate and (b) the sum of the Pooled Security Distribution Date Principal Balances for each of the Pooled Securities owned by the Trust Fund on such Distribution Date, which fee shall be payable on such Distribution Date.

              Trustee Fee Rate: The percentage equal to 0.00625%.

              Underlying Agreements: The agreements pursuant to which the related Pooled Securities were issued, as in effect on the Closing Date.

              Underlying Event of Default: An event of default under an Underlying Agreement.

              Underlying Mortgage Loans: The Loans included in an underlying trust in which a Pooled Security evidences a beneficial ownership interest.

              Underlying Series: Each series of securities which includes one or more classes of Pooled Securities, as set forth on Exhibit D hereto.

              Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

              U.S. Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

              Withdrawal Date: The Business Day immediately preceding the related Distribution Date.

              All references to the origination date or original date in the Pooled Securities Schedule with respect to a Pooled Security shall refer to the date upon which the related Pooled Security was initially purchased by the Depositor.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND;
                        ORIGINAL ISSUANCE OF CERTIFICATES

              Section 2.1 Conveyance of Trust Fund. The Depositor, concurrently with the execution and delivery hereof, does hereby irrevocably sell, convey and assign to the Trustee and the REMIC constituted by the Trust Fund, without recourse all the right, title and interest of the Depositor in and to the Trust Fund, for the benefit of the Certificateholders, including the Assigned Agreements. The Depositor does hereby authorize and direct the Trustee, as trustee for the benefit of Certificateholders and not individually, to assume the duties of the Depositor under the Assigned Agreements. The Trustee, as trustee and in accordance with such directions, does hereby assume the duties of the Depositor under the Assigned Agreements. In connection with the foregoing, the Trustee is hereby authorized and directed to deliver the Class A-1 and Class A-2 Certificates to the Underwriter, and to apply the purchase price paid by the Underwriter for such Certificates, together with the Class B Certificates and the Class R Certificate, to the purchase price for the Pooled Securities payable pursuant to the Purchase and Sale Agreement. Any remaining portion of the purchase price received from the sale of the Class A-1 and Class A-2 Certificates shall be remitted to the Depositor.

              The Depositor, at its own expense, shall file or cause to be filed protective Form UCC-1 financing statements with respect to the Pooled Securities in the State of Minnesota or other applicable jurisdiction listing itself as "Debtor" under such financing statement and listing the Trustee, for the benefit of the Certificateholders, as "Secured Party", under such financing statement.

              To the extent available, the Depositor shall provide the Trustee no later than the Closing Date the offering documents and the Underlying Agreements with respect to each Pooled Security and the most recent Pooled Security Distribution Date Statement received by the Depositor to the extent that such items are not provided by the Seller pursuant to the Purchase and Sale Agreement.

              All rights arising out of the Pooled Securities including, without limitation, all funds received on or in connection with a Pooled Security shall be held by the Trustee in trust for the benefit of the Certificateholders, including all interest and principal received with respect to the Pooled Securities after the Cut-Off Date, but not including payments of principal and interest paid on the Pooled Securities on or before the Cut-Off Date. The Trustee shall maintain a complete set of books and records for each Pooled Security which shall be clearly marked to reflect the ownership of each Pooled Security by the Trustee for the benefit of the Certificateholders.

              The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.1, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

              Section 2.2 Acceptance by Trustee. The Trustee (a) acknowledges the assignment of the Assigned Agreements to it in trust and (b) assumes the duties of the Depositor under the Assigned Agreement. In addition, upon such transfer and assumption and the concurrent assignment of the Pooled Securities to it pursuant to the Purchase and Sale Agreement, the Trustee hereby acknowledges the receipt of the Pooled Securities referred to in Section 2.1 above, and declares that it holds and will hold such documents and the other documents constituting a part of the items of property included in the Trust Fund delivered to it as Trustee in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders.

              Section 2.3 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee as of the Closing Date that:

              (i) The Depositor is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification. The Depositor has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

              (ii) The execution and delivery by the Depositor of this Agreement and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary action, and this Agreement constitutes a valid and legally binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

              (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under or be prohibited by, or require any additional approval, waiver or consent under the Depositor's certificate of incorporation or by-laws or any instrument or agreement to which it is a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it; and

              (iv) There is no litigation or action at law or in equity pending, or, to the Depositor's knowledge, threatened against the Depositor and no proceeding or investigation of any kind is pending or, to the Depositor's knowledge, threatened, by any federal, state or local government or administrative body, which could reasonably be expected to materially and adversely affect the Depositor's ability to consummate the transactions contemplated hereby; and

              (v) the Depositor has the requisite power and authority to assign the Assigned Agreements to the Trustee and all corporate and other action required to be taken for the assignment of such agreements hereunder has been taken.

              It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive the assignment of the Assigned Agreements to the Trustee and the delivery of the Pooled Securities to the Trustee by the Seller.

              Section 2.4 Actions in the Event of Breaches of Representations and Warranties under the Purchase and Sale Agreement. Upon discovery by the Trustee of a breach of any of the representations and warranties set forth in
Section 4(a) of the Purchase and Sale Agreement that materially and adversely affects the value of the Pooled Securities or the interests of the Trustee in the related Pooled Security, the Trustee shall give prompt written notice of such breach to the Seller. In the event that the Seller shall not have cured such breach in all material respects within 60 days of its discovery or receipt of notice of breach in accordance with the terms of the Purchase and Sale Agreement, the Trustee shall enforce its rights under to Purchase and Sale Agreement to require the Seller to purchase the Defective Pooled Security from the Trustee on the first day of the month in the month following the month in which such 60-day period expired for the Purchase Price of such Pooled Security.

              Upon receipt of the Purchase Price by the Trustee, the Trustee shall release the Defective Pooled Security to the Seller, and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Pooled Security released pursuant hereto. It is understood and agreed that the obligation of the Seller to cure or repurchase any Pooled Security as to which a breach has occurred and is continuing is the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive as the obligation of the Seller or its successors.

              Upon discovery by the Trustee of a breach of any of the representations and warranties set forth in Section 4(a) of the Purchase and Sale Agreement, which breach materially and adversely affects the interests of the Certificateholders in the related Pooled Security, the Trustee shall also give prompt written notice to each Rating Agency.

              Section 2.5 Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular and Residual Interests. (a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund. The Depositor expressly directs the Trustee to deliver the Class A-1 and Class A-2 Certificates to the Underwriter in exchange for the purchase price payable with respect thereto, and to deliver the Class B Certificates and the Class R Certificate, together with cash received from the Underwriter in an amount equal to the cash portion of the purchase price payable under the Purchase and Sale Agreement, to the Seller as payment of the purchase price for the Pooled Securities.

              (b) This Agreement shall be construed so as to carry out the intention of the parties that the REMIC constituted by the Trust Fund be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the REMIC constituted by the Trust Fund shall consist of the Class A-1, Class A-2 and Class B Certificates. The "residual interest" (within the meaning of
Section 860(G)(a)(2) of the Code) in the REMIC constituted by the Trust Fund shall consist of the Class R Certificate.

              Section 2.6 Designation of Startup Day. The Closing Date is hereby designated as the "startup day" of the REMIC constituted by the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

              Section 2.7 No Contributions. The Trustee shall not accept or make any contribution of cash to the Trust Fund after 90 days of the Closing Date, and shall not accept or make any contribution of other assets to the Trust Fund unless, in either case, it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the REMIC constituted by the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax on contributions to the REMIC under Section 860G(d) of the Code.

                                  ARTICLE III

                     ADMINISTRATION OF THE POOLED SECURITIES

              Section 3.1 Administration of the Trust and the Pooled Securities. If at any time the Trustee, as a holder of a Pooled Security, is requested in such capacity, whether by a Certificateholder, a holder of a certificate of the related Underlying Series or a party to the related Underlying Agreement or any other Person, to take any action or to give any consent, approval or waiver, including without limitation in connection with the servicing and administration of Acquired Mortgage Assets, an amendment of any related Underlying Agreement or the occurrence of an Underlying Event of Default, the Trustee shall promptly notify the Depositor and all Certificateholders of such request and shall, in its capacity as a holder of the Pooled Securities, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as shall be directed in writing by the Holders of Certificates having a Percentage Interest aggregating not less than 51% of the Trust Fund. The Trustee shall promptly furnish to the Depositor and, upon the written request and at the expense of a Certificateholder, will make available to each Certificateholder, all notices, statements, reports or other information that it receives as holder of the Pooled Securities, including without limitation information regarding the Underlying Mortgage Loans and any Acquired Mortgage Assets.

              Section 3.2 Collection of Monies. (a) In connection with its receipt of any distribution on the Pooled Securities on any Pooled Security Distribution Date (or such later date on which the Trustee shall receive the related Pooled Security Distribution Date Information), the Trustee shall review the related Pooled Security Distribution Date Information delivered to it and shall confirm that the aggregate amount of such distribution received is consistent with such information (it being understood that the Trustee shall be entitled to rely on the accuracy and correctness of such information). In the event of any discrepancy between any distribution on a Pooled Security and the related Pooled Security Distribution Date Information, the Trustee shall communicate with the underlying trustee of the related Underlying Series to resolve such discrepancy, and if such discrepancy is not resolved prior to the next succeeding Pooled Security Distribution Date (for any Pooled Security so affected by such a discrepancy), the Trustee shall notify each Rating Agency and the Pricing Service.

              If the Trustee shall gain actual knowledge of any Underlying Event of Default, the Trustee shall promptly notify the Certificateholders and the Depositor of such occurrence and such parties shall proceed in accordance with the terms and conditions of Section 3.1.

              (b) If a Responsible Officer of the Trustee receives a Notice of Final Distribution in respect of any Pooled Security, the Trustee shall present and surrender the related Pooled Security which is in certificated form for final payment thereon in accordance with the terms and conditions of the related Underlying Agreement and such notice. The Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentation and surrender of such Pooled Security for distribution in accordance with Section
3.5 hereof on the next succeeding Distribution Date.

              Section 3.3 Establishment of the Certificate Account; Deposits Therein. (a) The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more trust accounts (collectively, the "Certificate Account"), each of which shall be an Eligible Account, entitled "Wells Fargo Bank Minnesota, National Association, as Trustee for the registered holders of MLMI Resecuritization Pass-Through Certificates, Series 2000-WM1," held in trust by the Trustee for the benefit of the Certificateholders. The Trustee shall cause all distributions received on the Pooled Securities by the Trustee in its capacity as holder of the Pooled Securities, from whatever source, all amounts received by it representing the proceeds of a sale of the Pooled Securities upon the occurrence of an Early Liquidation Event or a Mandatory Liquidation Event, and all amounts received by it representing payment of a Purchase Price pursuant to Section 7.1 or Section 4(b) of the Purchase and Sale Agreement subsequent to the Closing Date to be deposited directly into the Certificate Account. The Certificate Account is initially located at the Trustee.

              The Trustee shall give notice to the Depositor and to Certificateholders of any new location of the Certificate Account prior to any change thereof.

              (b) In the event that payments in respect of the Pooled Securities are received by the Trustee prior to the related Distribution Date, the Trustee shall invest such funds in Eligible Investments.

              (c) With respect to the Certificate Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable.

              Section 3.4 Permitted Withdrawals from the Certificate Account.
(a) The Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

              (i) to make distributions in the amounts and in the manner provided for in Section 3.5;

              (ii) to pay to itself, prior to making any distributions under
         Section 3.5, from any deposit in the Certificate Account (A) to the extent permitted by this Agreement, the Trustee Fee pursuant to Section
         3.6 and (B) indemnity payments to the extent permitted pursuant to
         Section 3.13 and 6.6;

              (iii) to remit to the holder of the Residual Certificate the amount of interest income earned on any Eligible Investments in the Certificate Account, in excess of the Trustee Fee for that date, since the immediately preceding Distribution Date;

              (iv) to make payments pursuant to Section 5.3 or any other provision of this Agreement authorizing payments from the Certificate Account;

              (v) to pay to the Person entitled thereto any amount deposited in the Certificate Account in error; and

              (vi) to clear and terminate the Certificate Account upon the termination of this Agreement.

              (b) On each Distribution Date, the Trustee shall withdraw all funds from the Certificate Account and shall use such funds withdrawn from the Certificate Account only for the purposes described in this Section 3.4 and in
Section 3.5.

              Section 3.5 Distributions. (a) (i) On each Distribution Date, the Trustee or the Paying Agent, if any, shall withdraw from the Certificate Account the Available Funds on deposit in the Certificate Account as of such Distribution Date and shall distribute to each Certificateholder, from the amount so withdrawn and to the extent of the Available Funds, such Certificateholder's share (based on the aggregate Percentage Interests represented by the Certificates of the applicable Class held by such Certificateholder) of the amounts and in the order of priority as set forth in the definition of "Certificate Distribution Amount", by wire transfer in immediately available funds for the account of the Certificateholder, if such Certificateholder shall have notified the Trustee in writing at least five Business Days prior to the related Record Date, or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 7.1 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register; provided that, if the Trustee has appointed a Certificate Administrator, such distributions above shall be made in accordance with written statements received from the Certificate Administrator pursuant to Section 3.7.

              (ii) On each Distribution Date, the Trustee or the Paying Agent, if any, shall withdraw the Residual Distribution Amount from amounts on deposit in the Certificate Account on each such Distribution Date and shall distribute to the Class R Certificateholder such amount by wire transfer in immediately available funds for the account of the Class R Certificateholder, or, if the Class R Certificateholder shall have notified the Trustee in writing at least five Business Days prior to the related Record Date, by the means of payment so notified to the Trustee.

              (iii) If the Trustee has not received a distribution on, or the Pooled Security Distribution Date Information with respect to, the Pooled Securities by the Pooled Security Distribution Date, such distribution will not be made on the related Distribution Date and instead will be made on the next succeeding Distribution Date, and no additional interest will be paid thereon.

              (b) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution or allocation is noted on such Certificate.

              (c) Whenever the Trustee believes, or the Certificate Administrator, if any, has notified the Trustee that it believes, that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Trustee or the Certificate Administrator, if any, shall, no later than five days before the Distribution Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriter and to the Rating Agencies a notice to the effect that:

              (i) it is expected that funds sufficient to make such final distribution will be available in the Certificate Account on such Distribution Date, and

              (ii) if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

              (d) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or the accrual of original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from payments to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

              (e) The Trustee may conclusively rely on the information set forth in the Pooled Security Distribution Date Information in making the calculations called for in this Section 3.5, including, without limitation, the determinations of the interest and principal to be paid on each Class of Certificates. If the information available to the Trustee in any Pooled Security Distribution Date Information is insufficient to make the calculations provided for in this Section 3.5, the Trustee shall promptly request the underlying trustee with respect to the Pooled Securities to provide sufficient information in writing, and after receipt of such information the Trustee shall make on the following Distribution Date any necessary adjustments in the application of amounts in the Certificate Account. If such information is not received from such underlying trustee, the Trustee shall not be responsible for making any such adjustment.

              Section 3.6 Trustee Compensation. The Trustee shall be entitled to retain or, if not retained, to withdraw from the Certificate Account, as its monthly trustee compensation, the Trustee Fee. The Trustee shall be required to pay all expenses incurred by it in connection with its trustee activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

              The Trustee shall be responsible for paying all compensation and expenses of the Certificate Administrator out of its Trustee Fee. The Certificate Administrator shall not be entitled to reimbursement of expenses incurred by it in connection with its certificate administrator activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

              Section 3.7 Distribution Reports to the Trustee. In the event that the Trustee has appointed a Certificate Administrator, prior to 5:00 p.m. New York City time on the Withdrawal Date, the Certificate Administrator shall provide the Trustee with a statement regarding the amount of principal and interest (if any) to be distributed to each Class of Certificates on such Distribution Date (such amounts to be determined in accordance with the definition of "Certificate Distribution Amount", Section 3.5 hereof and other related definitions set forth in Article I hereof).

              Section 3.8 Statements to Certificateholders and Rating Agencies.
(a) On each Distribution Date, to the extent that the Trustee receives the Pooled Security Distribution Date Information by 12:00 p.m. (New York time) on the Withdrawal Date, the Certificate Administrator or Trustee, as applicable, shall prepare, and make available, a statement (each, a "Certificateholders' Report") to the Trustee (if the Trustee has appointed a Certificate Administrator), each Certificateholder, the Depositor and each Rating Agency stating:

              (i) the Available Funds for such Distribution Date;

              (ii) the amount of interest being distributed on each Class of Certificates for such Distribution Date and, in the case of the Class A-1 Certificates, the applicable Remittance Rate for the Interest Accrual Period ending on the day before such Distribution Date and the applicable Remittance Rate for the Interest Accrual Period beginning on such date;

              (iii) the amount of principal being distributed on each Class of Certificates for such Distribution Date;

              (iv) the Class Principal Balances for each Class of Certificates before and after applying payments on such Distribution Date; and

              (v) the aggregate Principal Balance of the Pooled Securities immediately following the second preceding Pooled Security Distribution Date.

              In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per Single Certificate. The Trustee's responsibility for reporting the above information is limited to the availability, timeliness, and accuracy of the information so furnished to it in the related Pooled Security Distribution Date Information and any additional written information requested by the Trustee with respect to the Pooled Securities. The Trustee shall not be liable and shall have no duty to verify the accuracy of the Pooled Security Distribution Date Information or any information on the Certificateholder Report generated from such information. If the Trustee receives any such additional information after preparing a statement required by this Section, the Trustee shall report the related adjustments in the statement prepared after receipt of such information.

              The Trustee will make available each month, to any interested party, the Certificateholders' Report (and any additional files containing the same information in alternative format) via the Trustee's Website and its fax-on-demand service. The Trustee's Website will initially be located at www.ctslink.com. The Trustee's fax-on-demand service may be accessed by calling
(301) 815-6610. In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), this Agreement, the prospectus or the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

              In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

              (b) The Certificate Administrator or the Trustee, as applicable, shall prepare and deliver to the Trustee (if the Trustee has appointed a Certificate Administrator), each Certificateholder, the Depositor and each Rating Agency, based on and to the extent of the information so furnished to it in the Pooled Security Distribution Date Information, no later than five Business Days following each Distribution Date, the following information:

              (i) For each Pooled Security which received a monthly distribution to be included in the payment on the Certificates on the related Distribution Date, and to the extent reported in the related Pooled Security Distribution Date Information:

                   (A) the Pooled Security Distribution Date Principal Balance
              of such Pooled Security as of the second immediately preceding Pooled Security Distribution Date and the immediately preceding Pooled Security Distribution Date, which date shall be specified;

                   (B) the Pooled Security Interest Rate expressed as a per
              annum rate borne by such Pooled Security with respect to the related Pooled Security Distribution Date;

                   (C) the amount of interest distributed on such Pooled
              Security on the related Pooled Security Distribution Date, as well as any amount by which the amount of interest scheduled to be distributed on such Pooled Security on such Pooled Security Distribution Date exceeded the amount of interest actually distributed thereon;

                   (D) all Realized Losses incurred on the Underlying Mortgage
              Loans on the related Pooled Security Distribution Date, since the date of issuance of such Pooled Security and since the Cut-Off Date;

                   (E) all Realized Losses allocated to the Pooled Security on the related Pooled Security Distribution Date since the Cut-Off Date;

                   (F) the amount, aggregate principal balance and percentage of the Underlying Mortgage Loans that were (i) more than 30 but fewer than 60 days delinquent, (ii) more than 60 but fewer than 90 days delinquent, (iii) 90 days or more delinquent, (iv) in foreclosure, and (v) "REO" property, each as of the end of the reporting period covered by the Pooled Security Distribution Date Statement delivered with respect to such Pooled Security as of the related Pooled Security Distribution Date;

                   (G) the amount of principal distributed on such Pooled
              Security on the related Pooled Security Distribution Date; and

                   (H) the total amount distributed on such Pooled Security on the related Pooled Security Distribution Date.

              [(ii) For all Underlying Mortgage Loans, an aggregate statement of delinquency statistics reporting all of the information specified in clause (i)(F) above in the aggregate for the related Pooled Security Distribution Date and each of the eleven prior reporting periods;

              (iii) The number and aggregate Pooled Security Distribution Date Principal Balance of all of the Pooled Securities and the amount of principal and interest distributed on such securities, as of the respective related Pooled Security Distribution Date; and

              (iv) The aggregate outstanding principal balance of the Underlying Mortgage Loans as reported on the related Pooled Security Distribution Date Statements.

              (c) The Certificate Administrator or the Trustee, as applicable, shall, on the first Business Day of each week, beginning with the first full week after the Closing Date, prepare and forward to each Rating Agency, and make available to each Certificateholder who so requests, a report stating, for the preceding week:

              (i) the name and amount of the securities included in the Pooled Securities at the close of business on the last Business Day of such preceding week;

              (ii) the market value (the "Market Value") of the Pooled Securities at the close of business on each Business Day (as determined by Merrill Lynch Pricing Service or such other pricing service (such service being, the "Pricing Service") that has been approved by the Rating Agencies);

              (iii) the ratio of the Market Value of the Pooled Securities to the sum of the Class A-1 Principal Balance and the Class A-2 Principal Balance; and

              (iv) the ratio of the Market Value of the Pooled Securities to the sum of the Class Principal Balances of the Class A-1 and Class A-2 Certificates and 108.7% of the Class B Principal Balance.

              (d) The Certificate Administrator or the Trustee, as applicable, shall promptly notify the Depositor of the receipt following a Distribution Date of any corrected Pooled Security Distribution Date Information with respect to a Pooled Security which results in a change in excess of $5,000. The Certificate Administrator or the Trustee, as applicable, shall consult with the Depositor concerning such change and the Depositor and the Certificate Administrator or the Trustee, as applicable, shall mutually agree on a course of action with respect thereto.

              (e) The Certificate Administrator or the Trustee, as applicable, shall promptly furnish to the Depositor and, upon the written request and at the expense of a Certificateholder, will make available to each Certificateholder, copies of any notices, statements, reports or other communications including, without limitation, the Pooled Security Distribution Date Statement, received by the Trustee in its capacity as a holder of Pooled Securities, with respect to the Pooled Securities. The Certificate Administrator or the Trustee, as applicable, shall furnish upon request copies of all Pooled Security Distribution Date Statements to each Rating Agency promptly after its receipt of the same.

              (f) On or before March 31, of each calendar year, commencing in 2001, the Trustee shall prepare and make available to the Depositor and to each Person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the Certificateholders' Report, as set forth in clause (a)(ii) and (a)(iii) above aggregated for the calendar year or the applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code, and regulations thereunder as from time to time are in force.

              Section 3.9 Access to Certain Documentation and Information. The Certificate Administrator and/or the Trustee, as applicable, shall provide to the Depositor access to all reports, documents and records maintained by the Certificate Administrator or the Trustee, as applicable, in respect of their duties hereunder, such access being afforded without charge but only upon three Business Days' written request and during normal business hours at offices designated by the Certificate Administrator or the Trustee, as applicable.

              Section 3.10 Calculation of Amount to be Distributed. All calculations of the amounts to be distributed on any Distribution Date will be made by the Paying Agent and/or the Certificate Administrator and/or the Trustee, as applicable, in reliance on the information provided to the applicable party in the applicable Pooled Security Distribution Date Information and any additional written information requested by the Paying Agent and/or the Certificate Administrator and/or the Trustee, as applicable, with respect to the Pooled Securities. The Paying Agent and/or the Certificate Administrator and/or the Trustee, as applicable, shall promptly communicate the results of its calculations to the Depositor and the Certificateholders (which obligation may be satisfied through the distribution of the statements required under Section 3.8).

              Section 3.11 REMIC-Related Covenants. For as long as the REMIC constituted by the Trust Fund shall exist, the Paying Agent and/or the Certificate Administrator and/or the Trustee, as applicable, shall act in accordance herewith to assure continuing treatment of each such REMIC as a REMIC. In particular, the Trustee shall not accept any contribution to the REMIC after the Startup Day without receipt of an Opinion of Counsel.

              Section 3.12 [Reserved]

              Section 3.13 Prohibited Transactions Taxes and Other Taxes. (a) In the event that any tax (including a tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and including any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax) is imposed on the Trust Fund and is not otherwise paid pursuant to Section 3.13(b) hereof, the Trustee shall pay such taxes when and as the same shall be due and payable (but such obligation shall not prevent the Trustee, the Certificate Administrator, if any, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided that the Trustee shall be entitled to be indemnified for any such taxes and any related fees and expenses (excluding taxes referred to in Section 3.13(b)) to the extent set forth in Section 6.6 hereof so long as the Trustee's failure to exercise reasonable care with respect to the performance of its duties hereunder or its negligence or willful misconduct was not the primary cause of the imposition of such taxes. If the Trustee is indemnified for such taxes pursuant to this Section 3.13(a), such amount shall be first charged against amounts otherwise distributable to the Holder of the Class R Certificate, then against amounts otherwise distributable to the Holders of the Certificates on a pro rata basis. The Trustee is hereby authorized to retain from amounts otherwise distributable to the Certificateholders sufficient funds to reimburse itself for the payment of such tax for which the Trustee is entitled to indemnification.

              (b) The Trustee shall pay on written demand, and shall indemnify and hold harmless the Trust Fund from and against, any and all taxes imposed on the Trust Fund (including, for this purpose, any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax) to the extent that any such tax is due to its negligence or willful misconduct.

              Section 3.14 Tax Administration. (a) The Trustee is hereby appointed as attorney-in-fact and agent for the initial Tax Matters Person; provided, however, that the Trustee may appoint a Certificate Administrator as attorney-in-fact and agent for the Tax Matters Person. The Trustee may, by written notice delivered to the Certificate Administrator, revoke the appointment of the Certificate Administrator as attorney-in-fact and agent for the Tax Matters Person, in which case the Trustee shall act in such capacity.

              (b) The Tax Matters Person, or the Person acting as attorney-in-fact and agent therefor, shall: (i) prepare and file, or cause to be prepared and filed, federal tax returns (as well as any other federal and state information and other returns) using a calendar year as the taxable year when and as required by the REMIC Provisions; (ii) make (or cause to be made) an election, on behalf of the REMIC constituted by the Trust Fund to be treated as a REMIC on the Federal tax return and any applicable state or local returns for the first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports (including, without limitation, the information required in connection with the computation of the present value of anticipated excess inclusions as required by ss. 1.860E-2(a)(5) of the REMIC Provisions) as and when required to be provided to them in accordance with the REMIC Provisions;
(iv) conduct the affairs of the Trust Fund at all times that the Certificates are outstanding so as to maintain the status of the REMIC constituted by the Trust Fund under the REMIC Provisions; and (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC constituted by the Trust Fund. Notwithstanding anything in this Agreement to the contrary, none of the Depositor, Trustee or any other Person shall (i) engage in any amendment, waiver, forbearance or other similar action with respect to any Pooled Security that could cause a "significant modification" of such Pooled Security within the meaning of the REMIC Provisions, or (ii) acquire any property other than cash in any sale, disposition, settlement, or termination of any interest in a Pooled Security, unless the Depositor and the Trustee shall have received an Opinion of Counsel with respect to such action or acquisition.

              (c) In order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 3.14, the Depositor agrees to provide any tax forms, instruments or other documents related thereto, as the Trustee or the Certificate Administrator, as applicable, may reasonably request, including, without limitation, any tax forms, instruments or other documents prepared by the Depositor. In order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 3.14, the Depositor shall use its best efforts to cause to be delivered to the Trustee or the Certificate Administrator, as applicable, within ten (10) days after the Closing Date all information or data that the Trustee or the Certificate Administrator, as applicable, determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows. Thereafter, the Depositor shall use its best efforts to provide to the Trustee or the Certificate Administrator, as applicable, promptly upon request therefor, any such additional information or data that the Trustee or the Certificate Administrator, as applicable, may, from time to time, request in order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 3.14.

              Section 3.15 Appointment of Paying Agent and Certificate Administrator. The Trustee may appoint an Eligible Institution to act as a paying agent (the "Paying Agent") or a certificate administrator (the "Certificate Administrator"), as the case may be, in order to delegate to such Eligible Institution any of its duties under this Agreement to administer the issuance, transfer and exchange of the Certificates, administer payments to Certificateholders or prepare information related to the Certificates; provided that the Trustee shall remain primarily responsible for any duties so delegated; and, provided further that the Trustee shall receive no additional compensation in connection with such appointment and delegation.

              Initially, the Trustee will be the Certificate Administrator and Paying Agent. If the Trustee ceases to serve as Certificate Administrator or Paying Agent, the Trustee shall send written notice to all Certificateholders
(i) indicating that it is no longer in such capacity and (ii) setting forth its replacement, if any, appointed pursuant to this Section 3.15.

                                   ARTICLE IV
                                THE CERTIFICATES

              Section 4.1 The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibits A and B attached hereto, and shall be executed by the Trustee, authenticated by the Trustee (or any duly appointed Authenticating Agent) and delivered to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.1. The Certificates shall be issuable in Authorized Denominations evidencing Percentage Interests. Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by the Trustee by authorized officers of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee or any Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates, shall be dated the date of their authentication.

              (b) The following definitions apply for purposes of this Section 4.1: "Disqualified Organization" means any Person which is not a Permitted Transferee, but does not include any "Pass-Through Entity" which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary; "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies; "Ownership Interest" means, with respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee; "Transfer" means any direct or indirect transfer or sale of, or directly or indirectly transferring or selling any Ownership Interest in a Residual Certificate; and "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

              (c) Restrictions on transfers of the Residual Certificates to Disqualified Organizations are set forth in this Section 4.1(c).

               (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee, the Certificate Administrator or the Paying Agent under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
          (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee or the Certificate Registrar if not the same Person as the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any
               Ownership Interest in a Residual Certificate to a U.S. Person, the Trustee or the Certificate Registrar if not the same Person as the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (1) an affidavit and agreement (a "Transferee Affidavit and Agreement") attached hereto as Exhibit F from the proposed Transferee, in form and substance satisfactory to the Depositor, representing and warranting, among other things, that it is not a Non-U.S. Person, that such transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.1(c) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit E, from the Holder wishing to transfer a Residual Certificate, in form and substance satisfactory to the

               Depositor, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.

                    (C) Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee or the Certificate Registrar if not the same Person as the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate agrees by holding or acquiring such Ownership Interest (i) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest and to provide a certificate to the Trustee (or the Certificate Registrar if not the same Person as the Trustee) in the form attached hereto as Exhibit F; and
               (ii) to provide a certificate to the Trustee (or the Certificate Registrar if not the same Person as the Trustee) in the form attached hereto as Exhibit E.

               (ii) The Trustee or the Certificate Registrar if not the same Person as the Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit E and all of such other documents as shall have been reasonably required by the Trustee or the Certificate Registrar if not the same Person as the Trustee as a condition to such registration.

               (iii) (A) If any Disqualified Organization shall become a Holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If any Non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder which is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the Transfer to such Non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee, the Certificate Administrator, the Certificate Registrar and the Paying Agent shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 4.1(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a Holder of a
               Residual Certificate in violation of the restrictions in this
               Section 4.1(c) and to the extent

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

               that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose. Such purported Transferee shall promptly endorse and deliver the Residual Certificate in accordance with the instructions of the Depositor. Such purchaser may be the Depositor itself or any affiliate of the Depositor. The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

               (iv) The Depositor, on behalf of the Trustee, shall make available, upon written request from the Trustee or the Certificate Administrator, all information necessary to compute any tax imposed
          (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information regarding "excess inclusions" of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-l (b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be required by the Depositor from such Person.

               (v) The provisions of this Section 4.1 set forth prior to this
          Section 4.1(c)(v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Administrator the following:

                    (A) written notification from each Rating Agency to the
               effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current Ratings of the Certificates; and

                    (B) an Opinion of Counsel, in form and substance
               satisfactory to the Depositor (as evidenced by a certificate of the Depositor), to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (1) the Trust Fund may be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

               (vi) The following legend shall appear on all Residual
          Certificates:

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFEREE AFFIDAVIT AND AGREEMENT TO THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER I OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A),
                  (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

               (vii) The Holder of the Class R Certificate issued hereunder, while not a Disqualified Organization, is the Tax Matters Person.

              (d) (i) No Class B or Class R Certificate may be acquired directly or indirectly by an employee benefit plan (within the meaning of Section 3 (3) of ERISA) subject to the prohibited transaction provisions of ERISA ("Plan"), or a plan (within the meaning of Section 4975(e)(1) of the Code subject to Section 4975 of the Code (also a "Plan"). By acquiring a Certificate, the holder will be required to represent that it is not a Plan and is not using the assets of a Plan to effect such purchase.

               (ii) If any proposed Transferee shall become a Holder of a Class B of Class R Certificate in violation of these provisions, then the last preceding permitted transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such transfer of such Certificate. The
          Trustee shall be under
          no liability to any person for any registration or transfer of any such Class B or Class R Certificate that is not permitted or for making any payments due on such Certificate to the Holder or taking any other action with respect to such Holder under this Agreement. Any proposed Transferee who becomes a Holder of any such Class B or Class R Certificate shall agree to indemnify the Trustee, the servicers and the trustees with respect to the Pooled Securities against any loss, damage or penalty incurred as a result of the transfer of any such Class B or Class R Certificate to such purposed transferee in violation of such restrictions.

               (iii) No Class B or Class R Certificate may be acquired directly or indirectly by any Person who is not a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

               (iv) The Trustee or the Certificate Registrar if not the same Person as the Trustee shall register the Transfer of the Class B Certificate only if it shall have received a Class B Transferee Certificate and all of such other documents as shall have been reasonably required by the Trustee or the Certificate Registrar if not the same Person as the Trustee as a condition to such registration.

              (e) None of the Trustee, the Certificate Administrator, the Certificate Registrar or the Paying Agent shall have any liability to the Trust Fund arising from a registration or transfer of a Certificate in reliance upon a certification, Officer's Certificate, affidavit, ruling or Opinion of Counsel described in this Section 4.1.

              Section 4.2 Certificates Issuable in Classes, Distributions of Principal and Interest, Authorized Denominations. The aggregate principal amount of Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Pooled Security Cut-Off Date Principal Balance, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 4.3. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, per annum Remittance Rates, initial Class Principal Balances and Final Scheduled Distribution Dates as specified in the Preliminary Statement to this Agreement. Certificates shall be issued in Authorized Denominations.

              Section 4.3 Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be maintained at one of its offices or at its designated Certificate Registrar, a Certificate Register in which there shall be recorded the name and address of each Certificateholder. Subject to such reasonable rules and regulations as the Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to
Section 8.4. The Trustee hereby appoints itself as the initial Certificate Registrar. The Trustee may appoint an Eligible Institution to act as its agent in order to delegate to such Eligible Institution its duties as Certificate Registrar under this Agreement.

              Upon surrender for registration of transfer of any Certificate to the Trustee at its Corporate Trust Office, or such other address or agency as may hereafter be provided to the

Certificate Administrator, if any, in writing by the Trustee, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations of like Percentage Interest. At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations of like Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer shall (if so required by the Trustee or any Authenticating Agent) be duly endorsed by or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, and, in addition, in the case of any Class B Certificate, be accompanied by a certificate in the form set forth in Exhibit A hereto duly completed by the transferor thereof.

              A reasonable service charge may be made for any such exchange or transfer of Certificates, and the Trustee or an Authenticating Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of Certificates.

              All Certificates surrendered for exchange or transfer shall be cancelled by the Trustee or any Authenticating Agent.

              Section 4.4 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Trustee or any Authenticating Agent, or (ii) the Trustee or any Authenticating Agent receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or any Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or any Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. Upon the issuance of any new Certificate under this Section 4.4, the Trustee or any Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 4.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

              Section 4.5 Persons Deemed Owners. The Depositor, the Certificate Administrator, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.5 and for all other purposes whatsoever, and neither the Depositor, the Certificate Administrator, if any, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Certificate Administrator, if any, or the Trustee shall be affected by notice to the contrary.

              Section 4.6 Temporary Certificates. Upon the initial issuance of the Certificates, the Trustee may execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, temporary Certificates which are printed, lithographed, typewritten or otherwise produced, in any Authorized Denomination, of the tenor of the definitive Certificates in lieu of which they are issued and with such variations in form from the forms of the Certificates set forth as Exhibits A and B hereto as the Trustee's officers executing such Certificates may determine, as evidenced by their execution of the Certificates. Notwithstanding the foregoing, the Certificates may remain in the form set forth in this Section.

              If temporary Certificates are issued, the Trustee shall cause definitive Certificates to be prepared within ten Business Days of the Closing Date or as soon as practicable thereafter. After preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee to be maintained as provided in Section 4.10 hereof, without charge to the Holder. Any tax or governmental charge that may be imposed in connection with any such exchange shall be borne by the Depositor. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Certificates of Authorized Denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates.

              Section 4.7 Book-Entry for Book-Entry Certificates. Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates of Authorized Denomination representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder shall receive a definitive certificate representing such Beneficial Holder's interest in any Class of Book-Entry Certificate, except as provided above and in Section 4.9. Each Book-Entry Certificate shall bear the following legend:

              Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

              Unless and until definitive, fully registered Book-Entry Certificates (the "Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 4.9:

              (a) the provisions of this Section 4.7 shall be in full force and effect with respect to the Book-Entry Certificates;

              (b) the Certificate Administrator, if any, and the Trustee may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on the Book-Entry Certificates) as the sole Certificateholder;

              (c) to the extent that the provisions of this Section 4.7 conflict with any other provisions of this Agreement, the provisions of this Section 4.7 shall control; and

              (d) the rights of the Beneficial Holders shall be exercised only through the Clearing Agency and the DTC Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the DTC Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to
Section 4.9, the initial Clearing Agency will make book-entry transfers among the DTC Participants and receive and transmit distributions of principal and interest on the related Class of Book-Entry Certificates to such DTC Participants.

              For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing a specified Percentage Interest, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning Book-Entry Certificates evidencing the requisite Percentage Interest represented by the Book-Entry Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

              Section 4.8 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 4.9, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related DTC Participants in accordance with its applicable rules, regulations and procedures.

              Section 4.9 Definitive Certificates. If (a) the Clearing Agency notifies the Depositor and the Certificate Administrator, if any, or the Trustee that it is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to the Book-Entry Certificates and the Trustee or the Certificate Administrator is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Certificate Administrator, if any, or the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) Certificateholders holding Book-Entry Certificates evidencing Percentage Interests aggregating not less than 51% of the aggregate Class Principal Balance of such Certificates advise the Certificate Administrator, if any, or the Trustee and the Clearing Agency through DTC Participants in writing that the continuation of a book-entry system with respect to the Book-Entry Certificates through the Clearing Agency is no longer in the best interests of the Certificateholders with respect to such Certificates, the Trustee shall notify or cause to be notified all Certificateholders of Book-Entry Certificates of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver the Definitive Certificates. Neither the Depositor, the Certificate Administrator, if any, the Authenticating Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for all of the Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, the Certificate Administrator, if any, and the Trustee, the Certificate Administrator, the Certificate Registrar and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

              Section 4.10 Office for Transfer of Certificates. The Trustee shall maintain, an office or agency where Certificates may be surrendered for registration of transfer or exchange. The Trustee's Corporate Trust Office is initially designated for said purposes.

                                   ARTICLE V
                                  THE DEPOSITOR

              Section 5.1 Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor herein.

              Section 5.2 Merger or Consolidation of the Depositor. Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation, under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Pooled Securities and to perform its respective duties under this Agreement.

              The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

              Section 5.3 Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any director, officer, employee or agent of the Depositor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, nor shall this provision protect the Depositor against any liability that would otherwise be imposed by reason of negligence in the performance of duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense, in the case of the Depositor and any director, officer, employee or agent of the Depositor, incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or, in the case of the Depositor, as Depositor, incurred by reason of negligence in the performance of any duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Certificate Account.

                                   ARTICLE VI
                             CONCERNING THE TRUSTEE

              Section 6.1 Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty. The Trustee shall, in the performance of its duties hereunder and in the exercise of the rights and powers vested in it by this Agreement, use the same degree of skill and care as a prudent person would use under the circumstances in the conduct of his own affairs.

              (b) Subject to Sections 6.2(i), 6.3 and 6.4, the Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, Pooled Security Distribution Date Statement or other instrument furnished by any party hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders and each Rating Agency.

              (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Certificateholders holding Certificates which have an aggregate Certificate Principal Balance aggregating not less than 25% of the aggregate Certificate Principal Balance of all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

               (iii) The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by any Responsible Officer, unless it shall be proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts;

               (iv) The Trustee shall not be liable for any act or omission of the Depositor or for any but its own negligent or misfeasant acts or omissions in accordance with the provisions of this Agreement;

               (v) The Trustee shall not be deemed to take notice or be deemed to have knowledge of any matter unless written notice thereof, referring to the Certificates, the Depositor, the Trust Fund or this Agreement is received by a Responsible Officer of the Trustee at its Corporate Trust Office; and

               (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section 6.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

              (d) None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties as Trustee hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that in any case where the Trustee believes that has a duty to act but for this Section 6.1(d), the Trustee shall give prompt written notice to each Certificateholder. Each such notice shall specifically describe the facts giving rise to such duty to act and shall specify the Trustee's reliance on this
Section 6.1(d) in failing to act hereunder.

              Section 6.2 Certain Matters Affecting Trustee. Except as otherwise provided in Section 6.1:

               (i) Before acting or refraining from acting the Trustee may request or require an Officer's Certificate; the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

               (v) Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with care. Any such agents, attorneys or custodians shall be entitled to all indemnities and protection afforded to the Trustee. Any designee of the Trustee shall be considered its "agent" hereunder whether performing it as an independent contractor or otherwise.

              Section 6.3 Trustee Not Required to Make Investigation. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Pooled Security Distribution Date Statement or other paper or document, unless requested in writing so to do by Holders of Certificates having a Percentage Interest not less than 51% of the Trust Fund; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Depositor or, if paid by the Trustee, shall be repaid by the Depositor upon demand.

              Section 6.4 Trustee Not Liable for Certificates or Pooled Securities. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates or of any Pooled Security, Pooled Security Distribution Date Statement or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

              Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties.

              Section 6.5 Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual or any other capacity may become the owner of or a pledgee of the Certificates with the same rights it would have if it were not Trustee or such agent, and may otherwise deal with the parties hereto.

              Section 6.6 Indemnification of Trustee. Subject to the provisions of this paragraph, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees and expenses, damages, judgments, amounts paid in settlement and out-of-pocket expenses) arising out of, or incurred in connection with, the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 6.6 for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing routine administrative duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein.

              The provisions of this Section 6.6 shall survive any resignation or removal of the Trustee and appointment of a successor trustee and the termination of this Agreement.

              Section 6.7 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state of the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 6.7 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.7, the Trustee shall resign immediately in the manner and with the effect specified in
Section 6.8.

              Section 6.8 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor. Such notice shall also be furnished to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. The successor trustee shall be acceptable to the Class R Certificateholder and shall be rated at least A3 by Moodys. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee at the expense of the Depositor.

              If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 6.7 and shall fail to resign after written request for the Trustee's resignation by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, with or without cause, the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

              The Holders of Certificates having a Percentage Interest aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.

              Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.8 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 6.9.

              Section 6.9 Successor Trustee. Any successor trustee appointed as provided in Section 6.8 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver or cause to be delivered to the successor trustee all Pooled Securities and related documents and statements held by it hereunder (other than any Pooled Securities at the time held by the Custodian, if it shall agree to become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

              No successor trustee shall accept appointment as provided in this
Section 6.9 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 6.7.

              Upon acceptance of appointment by a successor trustee as provided in this Section 6.9, the successor trustee shall mail notice of the succession of such trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency.

              Section 6.10 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such Person shall be eligible under the provisions of Section 6.7, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

              Section 6.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 6.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Each co-trustee or separate trustee hereunder shall not be required to meet the terms of eligibility as a successor trustee under Section 6.7 hereunder and no notice to holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 6.9 hereof.

              In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 6.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or a portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

              Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

              Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

              The Trustee may appoint one or more Eligible Institutions to act as its agent or agents to perform any or all of its duties and obligations under this Agreement. Each such agent shall be subject to all of the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.

              Section 6.12 Appointment of Custodians. The Trustee may appoint one or more Custodians, not affiliated with the Depositor, to hold all or a portion of the Pooled Securities as agent for the Trustee. Any Custodian appointed shall be an institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $50,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Pooled Securities.

              Section 6.13 Authenticating Agent. (a) The Trustee may appoint from time to time an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. Any successor Authenticating Agent must have a principal office and place of business in New York, New York, have a combined capital and surplus of at least $50,000,000, and be authorized to do a trust business and subject to supervision or examination by federal or state authorities.

              (b) Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

              (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.13, the Trustee promptly shall appoint a successor Authenticating Agent and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.13.

              (d) The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 6.6.

              Section 6.14 Third Party Data Providers. Upon request, after the Closing Date, the Trustee or the Certificate Administrator, if any, will provide any requested information to the extent in its possession, to Bloomberg, Intex and Yield Book (collectively, the "Data Providers") needed to have the Depositor set up on these Data Providers to provide any information with respect to the Pooled Securities (the "Data") delivered to the Certificateholders pursuant to
Section 3.8 hereof on a monthly basis in a format acceptable to such Data Providers and acceptable to the Underwriter. During the term of this Agreement, the Trustee will provide updated Data to the Data Providers on or before each Distribution Date.

              Section 6.15 Reports to Securities and Exchange Commission. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the Certificateholders' Report for such Distribution Date as an exhibit thereto. Prior to January 30, 2001, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2001, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and
(ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Pooled Securities as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section.

                                   ARTICLE VII
                                   TERMINATION

              Section 7.1 Termination upon Liquidation of All Pooled Securities. The obligations and responsibilities of the Trustee created hereby (other than the obligation to make payments to Certificateholders as hereafter set forth in this Section 7.1) shall terminate upon the earlier of (i) the later of the final payment or other liquidation of the last Pooled Security remaining in the Trust Fund or (ii) the sale of the Pooled Securities pursuant to the Elective Purchase Agreement, pursuant to Section 7.4 or 7.5, or the sale of the Pooled Securities pursuant to the Conditional Asset Purchase Agreement; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (b) the Distribution Date in November 2001, and provided further that a "plan of liquidation" of the REMIC constituted by the Trust Fund in accordance with Section 860F of the Code must be adopted in conjunction with any termination effected pursuant to this Section 7.1.

              Notice of any termination pursuant to this Section 7.1, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee or its agent for payment and cancellation, shall be given promptly by the Trustee or its agent by letter to Certificateholders and the Rating Agency mailed by first class mail no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee or the Certificate Registrar therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or the Certificate Registrar therein specified. The Trustee or its agent shall give such notice to the Certificate Registrar and the Rating Agency at the time such notice is given to the Certificateholders. Upon any such termination, the duties of the Certificate Registrar shall also terminate. In the event such notice is given in connection with the election of the Option Holder or the Holder of the Class R Certificate to purchase, such purchasing party shall deposit in the Certificate Account on the related Withdrawal Date an amount equal to the purchase price for the Pooled Securities. Upon presentation and surrender of the Certificates pursuant to any termination under this Section 7.1, the Trustee or Paying Agent shall cause to be distributed to Certificateholders an amount equal to the amount otherwise distributable on such Distribution Date.

              In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee or its agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee or its agent shall take appropriate and reasonable steps to contact the remaining Certificateholders concerning surrender of their

Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

              Section 7.2 Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

              Section 7.3 Additional Termination Requirements. (a) In the event the Trust Fund is to be terminated in connection with the sale of the Pooled Securities pursuant to the Elective Purchase Agreement, a Mandatory Liquidation Event in accordance with Section 7.4, an Early Liquidation Event in accordance with Section 7.5 or the sale of the Pooled Securities pursuant to the Conditional Asset Purchase Agreement, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Administrator have received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this
Section 7.3 will not (x) result in the imposition of taxes on "prohibited transactions" of the REMIC constituted by the Trust Fund as described in Section 860F(a)(2) of the Code, or (y) cause the REMIC constituted by the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) Within 90 days prior to the Final Scheduled Distribution Date, the Tax Matters Person shall prepare the documents associated with and shall adopt a plan of complete liquidation of the REMIC constituted by the Trust Fund; provided that the Trustee as agent for the Tax Matters Person shall not prepare such plan; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Scheduled Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the "Purchaser" under the Elective Purchase Agreement, the Holder of the Class R Certificate or other purchaser determined by the Trustee in accordance with the procedures set forth in Sections 7.4 or 7.5 for cash in accordance with such plan of liquidation; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the Final Scheduled Distribution Date, the Trustee shall not sell any of the assets of the Trust Fund prior to the close of that calendar quarter.

               (iii) On or before the Final Scheduled Distribution Date, the Trustee shall credit, or distribute, to the Certificateholders and the Holder of the Class R Certificate, all of the proceeds of the liquidation of the Pooled Securities, plus any cash assets of the Trust Fund, less any assets retained to meet claims against the Trust Fund, in accordance with the allocations set forth in Sections 7.4 and 7.5.

              (b) The Tax Matters Person hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably requested by the Trustee, including any action set forth in
Section 860F(c)(4) of the Code and in Section 1.860F-1 of the Treasury Regulations thereunder.

              Section 7.4 Mandatory Liquidation Event. On November 20, 2001, if the Pooled Securities are not sold pursuant to the Elective Purchase Agreement, then the Trustee will sell or cause to be sold, through an auction advisor, by the end of the third Business Day after such Date

(provided that the settlement of any such sale may occur after the end of such three Business Day period), all of the Pooled Securities (a "Mandatory Liquidation Event") by utilizing the following procedures:

               (i) the Trustee in a market auction or through an auction advisor will solicit bids from no fewer than three competitive bidders (one of which may be the Depositor) who are dealers in such type of Pooled Securities;

               (ii) the Trustee will have the right, but not the obligation, to accept the highest bid; and

               (iii) notwithstanding the foregoing, the Holder of the Class R Certificate will have the right, but not the obligation, to purchase the Pooled Securities at a price equal to 1/32 of 1% above the highest bid received by the Trustee.

              In addition, in the event that the Pooled Securities are not sold pursuant to the Elective Purchase Agreement or the foregoing procedures, then the Trustee shall sell the Pooled Assets pursuant to the Conditional Asset Purchase Agreement.

              The proceeds of the sale will be applied to the payment, pro rata, of interest accrued on the Class A-1 and Class A-2 Certificates and to the reduction, first of the Class A-1 Principal Balance and the Class A-2 Principal Balance, pro rata, and second, of the Class B Principal Balance, in each case, until reduced to zero. Any amounts remaining after reduction of the Class A-1 Principal Balance, Class A-2 Principal Balance and Class B Principal Balance to zero will be paid to the Holder of the Class R Certificate.

              Section 7.5 Early Liquidation Event. Upon the occurrence of an Early Liquidation Event (provided that the settlement of any such sale may occur after the end of such three Business Day period), the Trustee will sell or cause to be sold, through an auction advisor, by the end of the third Business Day after the occurrence of an Early Liquidation Event, all of the Pooled Securities by utilizing the following procedures:

               (i) the Trustee, in a market auction or through an auction advisor, will solicit bids from no fewer than three competitive bidders (one of which may be the Depositor) who are dealers in such type of Pooled Securities;

               (ii) the Trustee will have the right, but not the obligation to accept the highest bid; and

               (iii) notwithstanding the foregoing, the Holder of the Class R Certificate will have the right but not the obligation, to purchase the Pooled Securities at a price equal to 1/32 of 1% above the highest bid received by the Trustee.

              The proceeds from the sale will be applied to the payment, pro rata, of interest accrued on the Class A-1 and Class A-2 Certificates and to the reduction, first, of the Class A-1 Principal Balance and the Class A-2 Principal Balance, pro rata, and second, of the Class B Principal Balance, in each case, until reduced to zero. Any amounts remaining after reduction of the Class A-1 Principal Balance, Class A-2 Principal Balance and Class B Principal Balance to zero will be paid to the Holder of the Class R Certificate.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

              Section 8.1 Amendment. This Agreement may be amended from time to time by the Depositor and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Class Certificates are outstanding, provided that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification, provided that such action under clauses (a) and (b) above shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or (c) such amendment is made to conform the terms of this Agreement to the terms described in the Prospectus dated January 27, 2000, together with the Prospectus Supplement dated October 31, 2000.

              This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 50% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Pooled Securities which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Certificates (other than the Class B and Class R Certificates) in a manner other than as described in (a) above without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of the Trust Fund; (c) adversely affect in any material respect the interest of the Class B or Class R Certificateholders without the consent, respectively, of the Class B Certificateholders or Class R Certificateholders;
(d) change in any material respect the rights and obligations of the Trustee under this Agreement without the prior written consent of such party; or (e) reduce the aforesaid Percentage Interest of the Holders of Certificates required to consent to any such amendments without the consent of the Holders of Certificates evidencing Percentage Interests aggregating 100% of the Trust Fund; provided that for the purposes of this Agreement, the Holder of the Class R Certificate shall have no right to vote at all times that any Certificates (other than the Class R Certificate) are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as a REMIC.

              Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

              As soon as practicable after both (i) the proposal of any amendment and (ii) the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

              It shall not be necessary for the consent of the Certificateholders under this Section 8.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

              Prior to the execution of any amendment to this Agreement, the Trustee shall receive and is entitled to rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

              Section 8.2 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

              Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

              No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the

Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 8.2, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

              Section 8.3 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

              Section 8.4 Notices. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below (or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 8.4) in the case of: (a) the Depositor, to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center - North Tower, 10th Floor, New York, New York 10281-1310,
Attention: John Winchester, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor; (b) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (c) in the case of Moody's to ___________, Attention: ___________, or such other address as may hereinafter be furnished to the Depositor in writing by Moody's; and (d) in the case of S&P, to Standard & Poor's, 55 Water Street, New York, New York 10004, Attention: Terry Osterweil, or such other address as hereinafter be furnished to the Depositor in writing by S&P. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided that any demand, notice or communication to or upon the Depositor or the Trustee shall not be effective until received.

              Section 8.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

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                                       53

              IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective duly authorized officers, all as of the day and year first above written.

                          MERRILL LYNCH MORTGAGE
                          INVESTORS, INC.,
                          as Depositor

                          By:______________________
                          Name: ___________________
                          Title: ____________________


                          WELLS FARGO BANK MINNESOTA,
                          NATIONAL ASSOCIATION,
                          as Trustee

                          By:______________________
                          Name: ___________________
                          Title: ____________________

STATE OF                     )
                             ) ss:
COUNTY OF                    )

              On the 2nd day of November, 2000, before me, a notary public in and for said State, personally appeared before me _________________, known to me to be a _______________ of Merrill Lynch Mortgage Investors, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official day and year in this certificate first above written.

-----------------------
Notary Public

[Notarial Seal]                             Commission Expires:

STATE OF                       )
                               )ss:
COUNTY OF                      )

              On the 2nd day of November, 2000, before me, a notary public in and for said State, personally appeared _____________ known to me to be an ______________________ of Wells Fargo Bank Minnesota, National Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said __________________, and acknowledged to me that such ______________________ executed the within instrument.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

--------------------------
Notary Public

[Notarial Seal]                             Commission Expires: